EXHIBIT 99.2

News Release

CONTACTS:	Jim Eglseder (Investors) (513) 534-8424 Jeff Richardson (Investors) (513) 534-0983 Stephanie Honan (Media) (513) 534-6957	FOR IMMEDIATE RELEASE June 4, 2009

FIFTH THIRD COMPLETES $1 BILLION COMMON STOCK OFFERING

•	OFFERING PROCEEDS OF $1 BILLION SUBSTANTIALLY FULFILLS $1.1 BILLION SCAP COMMON EQUITY REQUIREMENT AND POSITIONS FIFTH THIRD FOR REPAYMENT OF TREASURY INVESTMENT

•	PLANNED ACTIONS TO FURTHER INCREASE TIER 1 COMMON EQUITY REMAIN UNDERWAY

Fifth Third Bancorp (“Fifth Third;” Nasdaq: FITB) today announced the successful completion of its previously announced “at the market” common equity offering program. The program was increased in size from $750 million to $1 billion and has been completed. Through this offering, Fifth Third will have issued 157,955,960 shares at an average price of $6.33 per share.

The net proceeds from the offering will be available for general corporate purposes. These purposes would include funding the cash premium portion of our pending tender offer for Series G depositary shares as well as the future repayment of the preferred stock and warrants we issued to the U.S. Department of Treasury as part of the Capital Purchase Program, subject to consultation with and approval from regulatory authorities.

As previously announced, Fifth Third has committed to increase its Tier 1 common equity by $1.1 billion as a result of the Supervisory Capital Assessment Program (“SCAP”) announced May 7, 2009. We believe the completed $1.0 billion common equity offering, combined with actions on other capital alternatives that remain available to us, could potentially generate approximately $2 billion in aggregate Tier 1 common equity, which would more than satisfy the SCAP required buffer. We also continue to expect $1.2 billion in additional Tier 1 common equity from our pending processing joint venture transaction with Advent International, which is expected to close in the second quarter of 2009.

“We are pleased to have demonstrated strong access to the public common equity markets through a successful completion of this transaction,” said Kevin T. Kabat, Chairman, President and CEO of Fifth Third Bancorp. “This offering largely fulfills our commitment under the SCAP assessment. We continue to pursue options we’ve discussed to generate Tier 1 common equity. The combined effect of these actions will significantly enhance our Tier 1 common equity ratio and other capital ratios and place our capital levels at very strong levels, relative to our targets and to industry peers. Upon completion of these transactions, the establishment of the Tier 1 common equity buffer, and meeting other requirements under the Capital Purchase Program, we intend to consult with our regulators to devise a plan and timeline for the repayment of the CPP preferred stock investment.”

Morgan Stanley and Merrill Lynch & Co. acted as joint agents in connection with the equity offering.

Fifth Third has filed a registration statement (including a prospectus) with the SEC for the common stock offering described in this communication. Before you invest, you should read the prospectus in that registration statement and other documents Fifth Third has filed with the SEC for more complete information about us and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Fifth Third or the sales agents will arrange to send you the prospectus if you request it by contacting Morgan Stanley at (866) 718-1649 (or by e-mail at prospectus@morganstanley.com) or Merrill Lynch & Co. at (888) 803-9655 (or by mail at Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department).

This press release is not an offer to sell or purchase or a solicitation of acceptance of an offer to sell or purchase, which may be made only pursuant to the terms of the prospectus.

General Information

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2009, the Company had $119 billion in assets, operates 16 affiliates with 1,311 full-service Banking Centers, including 95 Bank Mart® locations open seven days a week inside select grocery stores and 2,354 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2009, has $166 billion in assets under care, of which it managed $23 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in combining the operations of acquired entities; (21) lower than expected gains related to any potential sale of businesses; (22) failure to consummate the sale of a majority interest in Fifth Third’s merchant acquiring and financial institutions processing businesses (the “Processing Business”) or difficulties in separating the Processing Business from Fifth Third; (23) loss of income from any potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (24) ability to secure confidential information through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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